UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 3, 2024

Zoned Properties, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51640	46-5198242
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8360 E Raintree Drive, #230

Scottsdale, AZ 85250

(Address of principal executive offices)

(877) 360-8839

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously reported, on May 15, 2023 in Form 10-Q filed with the Securities and Exchange by the Company (the “10-Q”), on May 14, 2023, ZP Woodward entered into an Assignment and Assumption of Lease (“Assignment”) whereby the Woodward Lease was assigned from Rapid Fish 2 LLC (“Old Tenant”) to Rapid Fish LLC (“New Tenant”). Old Tenant and New Tenant share common ownership. The assignment of the Woodward Lease is conditioned upon issuance by the City of Pleasant Ridge, Michigan of a final cannabis business license to New Tenant and ZP Woodward’s receipt of a fully executed Reaffirmation of Guaranty from the guarantors of the Woodward Lease. The Assignment contains other terms as are customary for a document of this type.

First Amendment to Absolute Net Lease Agreement

On May 1, 2024, ZP Woodward and Rapid Fish, LLC (the “Parties”), with individual Guarantors, Thomas Nafso and Ammar Kattoula (the “Guarantors”), entered into a First Amendment to the Absolute Net Lease Agreement (the “First Amendment”) pertaining to premises located at 23600-23634 Woodward Ave, Pleasant Ridge MI 48069. The Parties also agreed to a fully executed Reaffirmation of Guaranty from the Guarantors.

According to the terms of the First Amendment, the following changes have been agreed to by the Parties:

Amended Rental Payment Schedule

The First Amendment provides that as long as the Landlord’s Conditions, as outlined in this First Amendment, are satisfied including a Renovation Completion Commitment, the Rental Payment Schedule of the Lease will be amended to the schedule set forth in Addendum A to the First Amendment.

Capital Commitment

The First Amendment provides for the inclusion of the Capital Commitment as follows: Tenant shall cause a total of at least EIGHT HUNDRED AND FIFTY THOUSAND Dollars ($850,000.00) (US) to be spent toward capital improvements to the Premises (the “Commitment Improvements” and/or the “Capital Commitment”). Any such Commitment Improvements shall be made in accordance with the Lease as amended. Commitment Improvements to be counted toward satisfying the Capital Commitment shall include capital improvements to the Premises and any part thereof, as well as other improvements approved in advance in writing by Landlord, and shall exclude soft costs, permit, design, architectural and engineering fees, and legal fees. Tenant acknowledges that the Capital Commitment is material to Landlord and Landlord would not have agreed to enter into this First Amendment but for Tenant’s obligations in this paragraph. If the Capital Commitment is not completed in the prescribed time period, as evidenced by invoices or similar documentation reasonably acceptable to Landlord, Tenant’s failure shall constitute an Event of Default under the Lease.”

Renovation Completion Commitment

The First Amendment provides for the inclusion of the Renovation Completion Commitment as follows: Tenant shall cause its Capital Commitment at the Premises (the “Renovation Completion Commitment”) to be completed within three (3) months after the First Amendment Effective Date (the “Renovation Completion Commitment Date”). In order to satisfy the Renovation Completion Commitment, Tenant must satisfy the following prior to the Renovation Completion Commitment Date (i) deliver to Landlord the appropriate deliverables evidencing renovation completion (the “Renovation Completion Deliverables”) (as defined below) (ii) open for business to the public for its intended Use of the Premises (the “Store Opening"), (iii) and complete its first bona fide sale to the public. The Renovation Completion Deliverables include the following: (x) Tenant has furnished to Landlord a copy of a commercially reasonably detailed final cost breakdown for Tenant's Work and Landlord has inspected the Premises to confirm that Tenant’s Work has been completed in a good and workmanlike manner according to the Tenant’s Approved Plans; (y) Tenant has furnished to Landlord commercially reasonable final affidavits and final lien releases from Tenant's general contractor, if any, all subcontractors and all material suppliers for all labor and materials performed or supplied as part of Tenant's Work (whether or not the Allowance is applicable thereto); (z) a copy of the certificate of occupancy from the governmental authority having jurisdiction has been delivered to Landlord. Tenant acknowledges that the Renovation Completion Commitment is material to Landlord and Landlord would not have agreed to enter into this First Amendment but for Tenant’s obligations in this paragraph. If the Renovation Completion Commitment is not completed in the prescribed time period, Tenant’s failure shall constitute an Event of Default under the Lease.” Landlord shall grant Tenant up to two (2) additional 30-day extension upon request, so long as at the time of the extension the site is conducting inspections toward certificate of occupancy.

North Lot

The First Amendment also provides that if within 18 months of the date of this First Amendment, Tenant is able to complete all of the following related to 23634 Woodward Ave, Pleasant Ridge MI 48069 with an APN of 25-27-181-003 (the “North Lot”): (i) obtain authorization from all required jurisdictions (including the City of Pleasant Ridge) that the use of the North Lot parking spaces is no longer required and releases Landlord from all obligations related to the North Lot under the Declaration of Restrictions and Parking Easement (the “Parking Agreement”), and (ii) confirm that the Tenant is able to continue to use the lot for purposes of ingress and egress, and (iii) Tenant is able to arrange a deal with the seller of the North Lot, which is currently under a Land Contract with outstanding installment payments, that (x) provides Landlord with indemnity from Tenant that completely releases Landlord of any operational obligations or liabilities related to the North Lot, (y) provides Landlord with indemnity from Tenant that completely release Landlord of any financial obligations or liabilities related to the North Lot, and (z) does not cause any encumbrance or legal liability to the remaining properties at the Premises; then within 30 days of Landlord’s receipt of written confirmation from all appropriate parties that all requirements noted above have been satisfied, at Landlord sole discretion, Landlord agrees that the parties shall enter into a Lease Amendment acknowledging the same and modifying Tenant’s lease base rental rate to be reduced by $3,846 for the Lease.

Reaffirmation of Guarantee

In consideration of the First Amendment, the Guarantors executed and delivered a Reaffirmation of Guaranty, attached to the First Amendment as Addendum B (the “Reaffirmation of Guaranty”) effective as of the First Amendment Effective Date, May 3, 2024. Related to the Guaranty and the Original Guarantors, Landlord agrees, that so long as there are no uncured Events of Default and Tenant remains in good standing under the Lease, then the Original Guarantors shall be released of their guarantees following the original lease term of fourteen and a half (14.5) years. Landlord also agrees that, provided Landlord has given written approval, at its discretion, which shall not be unreasonably withheld, then the Original Guarantors may be permitted to transfer the obligations under their Guarantees in the event of a Permitted Transfer, on to a new Guarantor(s) that are of at least equal or greater credit than the Original Guarantors, to be determined by Landlord in its discretion, which shall not be unreasonably withheld.

The foregoing description of the First Amendment is not a complete description of all of the parties’ rights and obligations under the First Amendment, and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1, to this current report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Licensed Cannabis Facility Absolute Net Lease Agreement, dated as of May 3, 2024, by and between ZP RE MI Woodward, LLC and Rapid Fish LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoned Properties, Inc.

Dated: May 6, 2024	By:	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer

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